Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-153805) of Home Bancorp, Inc. of our report dated June 24, 2013 relating to the financial statements and schedule of the Home Bank Profit Sharing 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2012.

/s/ Hannis T. Bourgeois LLP

Baton Rouge, Louisiana

June 24, 2013

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